                                                                   Exhibit 10.13

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT between The Carbide/Graphite Group, Inc., a Delaware corporation (the "Corporation") and Stephen D. Weaver (the "Executive") dated as of February 1, 2000 (the "Agreement").

         WHEREAS, the Corporation and the Executive have entered into an employment agreement dated February 1, 1998 which is superseded by this Agreement; and

         WHEREAS, the Corporation wishes to employ the Executive as Vice President-Finance/Chief Financial Officer of the Corporation on the terms set forth herein and the Executive wishes to be employed by the Corporation on such terms; IT IS, THEREFORE AGREED:

         1. Employment. The Corporation hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Corporation, for the period commencing as of the date hereof and ending on January 31, 2002 as its Vice President-Finance/Chief Financial Officer (the "Employment Period").

         2. Duties. During the Employment Period, the Executive agrees to devote his attention full time and during normal business hours to his responsibilities as Vice President-Finance/Chief Financial Officer of the Corporation and to use his best efforts to perform faithfully and efficiently such responsibilities. The Executive shall, subject to the supervision and control of the Chairman/CEO of the Corporation, perform such duties and exercise such supervision and powers over and with regard to the business of the Corporation as are contemplated to be performed by the Vice President-Finance/CFO pursuant to the By-laws of the Corporation and such additional duties as may from time to time be prescribed by the Chairman/CEO and the Board of Directors.

         3. Base Compensation. During the Employment Period, the Executive shall receive a base salary at an annual rate of at least $206,000 with any increase thereto to be determined by the Compensation Committee of the Board of Directors from time to time.

         4. Stock Options. During the Employment Period, the Executive shall receive stock option grants as determined by the Stock Option Plan Committee on terms and conditions consistent with other participants in the Stock Option Plan.

         5. Annual Incentive Awards. Subject to the terms of the Corporation's Annual Incentive Bonus Plan, the Executive's participation in the Plan for the fiscal years ending July 31, 2000 and July 31, 2001 and the period August 1, 2001 to January 31, 2002 shall be at a target award level equal to a rate of 30% of base pay, a "near-miss" award level of 15% of base pay and a maximum award level of 60% of base pay.

         6. Termination. (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. The Corporation may terminate this Agreement during the Employment Period after having established the Executive's "Disability" (as defined below), by giving the Executive written notice of its intention to terminate the Executive's employment. For purposes of this Agreement, "Disability" means the Executive's inability to substantially perform his duties and responsibilities to the Corporation by reason of a physical or mental disability or infirmity (i) for a continuous period of six months or (ii) at such earlier time as the Executive submits medical evidence satisfactory to the Corporation that the Executive has a physical or mental disability or infirmity that will likely prevent the Executive from substantially performing his duties and responsibilities for six months or longer. The date of Disability shall be the day on which the Executive receives notice from the Corporation pursuant to this Section 6(a).

                  (b) Cause. The Corporation shall have the right to terminate the Executive's employment for "Cause" during the Employment Period. For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by the Executive to perform substantially his duties to the Corporation or its subsidiaries (other than any such failure resulting from his Disability) within a reasonable period of time after a written demand for substantial performance is delivered to the Executive by the Chairman/CEO, which demand specifically identities the manner in which the Chairman/CEO believes that the Executive has not substantially performed his duties, (ii) embezzlement or theft from the Corporation or any subsidiary or affiliate by the Executive or the commission or perpetration by the Executive of any act involving moral turpitude, or (iii) any material and willful violation by the Executive of his obligations under Section 8 hereof.

                  (c) Change of Control. The Executive shall have the right to terminate this Agreement during the Employment Period upon thirty (30) days prior written notice to the Corporation or a successor of the Corporation, as the case may be, for "Good Reason" on or subsequent to the consummation of a "Change of Control". For purposes of this Agreement, (A) "Good Reason" shall mean (1) a change in the Executive's duties and responsibilities without his consent such that his duties and responsibilities are materially reduced or altered in a manner unfavorable to him or a decrease in the Executive's salary or bonus award potential, or a material decrease in his benefits or (2) a change in the location at which the Executive's duties are principally carried out of more than 20 miles from the Corporation's principal executive offices in Pittsburgh, Pennsylvania or (3) the Corporation or its successor is unwilling to extend the Executive's employment upon terms at least as favorable to the Executive as the terms set forth in this agreement; and (B) "Change of Control" shall mean (i) a change in control of the Board of

Directors of the Corporation pursuant to which any single Person or two or more Persons acting in concert acquires control of such Board of Directors or (ii) the Transfer of a least 51% or more of the voting equity interests in the Corporation (or any parent of the Corporation), whether by sale, merger, consolidation or otherwise, to any single Person or two or more Persons acting in concert; provided that two or more Persons shall be considered to be acting in concert for purposes of clauses (i) and (ii) hereof only if such Persons would have been considered to be acting in concert as a "group" for purposes of
Section 13(d) of the Securities Exchange Act of 1934, for such purposes treating voting equity interests of the Corporation held or acquired by such Persons as if such voting equity interests were equity securities in respect of which a
Schedule 13D would be required to be filed with the Securities and Exchange Commission and as if the requisite percentage and other threshold conditions to such filing were satisfied. "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental body. "Transfer" means, sell, transfer, convey, lease and/or deliver (other tenses of the term have similar meaning) or sale, transfer, assignment, conveyance, lease and/or delivery, as indicated by the context.


         7. Effect of Termination. (a) Upon termination of the Executive's employment during the Employment Period, because of death or Disability as provided in subsection 6(a), following termination of the Executive's employment the Corporation shall continue to pay the Executive or his estate or other personal representative as severance (x) the amount of the Executive's salary as provided in Section 3 at the rate in effect immediately prior to termination of his employment for a period of twenty-four months less the amount of any disability payments made by the Corporation or any Corporation plan and (y) in the case of a Disability termination will afford to the Executive at the Corporation's expense, health insurance benefits (including medical and dental) and life insurance equivalent to the benefits enjoyed by the Executive at the date of termination (the "Insurance Benefits') for a period of twenty-four months from the date of such termination.

                  (b) If the Executive's employment is terminated by the Corporation during the Employment Period (other than for death, Disability or Cause or other than by virtue of a Change of Control pursuant to subsection 6(c)), or in the event the provisions of subsection 6(c)(A)(3) are not applicable and the Corporation is unwilling to extend the Executive's employment at the expiration of this Agreement upon terms at least as favorable to the Executive as the terms set forth herein, the Corporation shall pay to the Executive a cash amount as severance in a lump sum equal to twice the Executive's annual base salary then in effect pursuant to Section 3 plus an amount equal to twice the average of the previous two years of bonus plan payouts for the Executive and shall continue to maintain the Insurance Benefits for a period of 24 months from the date of such termination or expiration. The lump sum payment shall be paid to the Executive within 45 days after the date of such termination or expiration.


                  (c) If the Executive's employment is terminated by the Executive during the Employment Period pursuant to subsection 6(c) (including a termination arising from the circumstances set forth in subsection 6(c)(A)(3)), the Corporation shall pay to the Executive a cash amount as severance in a lump sum equal to 2.99 times the Executive's base salary then in effect pursuant to
Section 3 plus 2.99 times the average of the previous two years of bonus plan payouts for the Executive; provided that such payment under this subsection 7(c) shall be limited to an amount which would not constitute an "excess parachute payment" under Section 280G of the federal Internal Revenue Code. Such lump sum payment shall be paid within 45 days after the date of termination provided for in subsection 6(c). The Corporation shall continue to maintain the Insurance Benefits for a period of 24 months from the date of the termination provided for in subsection 6(c).

                  (d) Nothing herein shall be deemed to restrict or reduce the Executive's vested benefits under the Corporation's Stock Option Plans, the compensation deferral plan, the Savings Incentive Plan or the Annual Incentive Bonus Plan as determined in accordance with the provisions of such plans.

                  (e) No continued salary or severance shall be paid if the Executive's employment terminates for any reason during the Employment Period other than as set forth above in this Section 7.

         8. Confidential Information; Non-Competition. (a) For a three year period commencing on the date on which the Executive's employment with the Corporation, or any of its affiliates, terminates for whatever reason (the "Date of Termination"), (i) the Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or its affiliates, and their respective businesses which shall not be public knowledge (other than information which becomes public as a result of acts of the Executive or his representatives in violation of this Agreement), including without limitation, customer lists, bid, proposals, contracts, matters subject to litigation, technology or financial information of the Corporation or its subsidiaries and other know-how, and (ii) the Executive shall not, without the prior written consent of the Corporation, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it in writing.

                  (b) For a three year period commencing on the Date of Termination, the Executive will not, directly or indirectly, (i) own, manage, operate, control or participate in the ownership, management or control of, or be connected as an officer, employee, partner, director, or consultant or otherwise, with, or have any financial interest in (except for (A) ownership as of the date hereof, (B) any ownership in the common stock of the Corporation, or (C) any ownership of less than 5% of the outstanding equity interest in any entity) (I) the manufacture of graphite electrodes, or (II) the refining of products required for production of, or the production of, needle coke, or the manufacture or marketing of calcium carbide and its direct derivatives, in each case, in any market in which the Corporation or its affiliates conducts or solicits business or (ii) solicit or contact any employee of the Corporation or its affiliates with a view to inducing or encouraging such employee to leave the employ of the Corporation or its affiliates for the purpose of being employed by the Executive, an employer affiliated with the Executive, or any competitor of the Corporation or any affiliate thereof; provided that the provisions of subsection (b)(i) shall be limited to a period of two years in the event the Corporation is unwilling to extend the Executive's employment at the expiration of this Agreement upon terms at least as favorable to the Executive as set forth in this Agreement or the termination by the Corporation of the Executive's employment during the Employment Period other than for Cause or Disability.


                  (c) The Executive acknowledges that the provisions of this
Section 8 are reasonable and necessary for the protection of the Corporation and that the Corporation will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Corporation may be entitled in the form of actual or punitive damages, the Corporation shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction (without the posting of a bond therefor) for the purposes of restraining the Executive from any actual or threatened breach of such provisions.


         9. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors.

                  (c) This Agreement supersedes the employment agreement dated February 1, 1998 between the Executive and the Corporation which prior agreement is no longer in force.

         10. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware , without reference to principles of conflict of laws.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  Mr. Stephen D. Weaver
                  259 Trotwood Drive
                  Pittsburgh, Pennsylvania  15241

                  If to the Corporation:

                  The Carbide/Graphite Group, Inc.
                  One Gateway Center, 19th Floor
                  Pittsburgh, PA  15222

                  Attention:  Secretary
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                  (c) The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (d) The Corporation's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof. The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision hereof.

                  (e) This Agreement embodies the entire agreement between the parties with respect to the Executive's employment, and may not be changed or terminated orally.

         IN WITNESS WHEREOF, the Executive has hereunto set his hand and pursuant to the authorization from its Board of Directors the Corporation has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

                                        THE CARBIDE/GRAPHITE GROUP, INC.

                                        By    /s/   Walter B. Fowler
                                           -------------------------------
                                        Name:  Walter B. Fowler
                                        Title: CEO


                                              /s/   Stephen D. Weaver
                                             ----------------------------
                                                    Stephen D. Weaver

                                                              June 5, 2000


Mr. Stephen D. Weaver
259 Trotwood Drive
Pittsburgh, Pennsylvania  15241

Dear Steve:

                  Reference is made to the Employment Agreement dated as of February 1, 2000 between The Carbide/Graphite Group, Inc. and yourself (the "Employment Agreement"), and in particular to paragraphs 1 through 3 thereof. In light of your promotion to "Senior Vice President- Electrodes and Graphite Specialty Products", the references in paragraphs 1 and 2 to your title are deemed amended, effective as of May 1, 2000, to such title which shall be substituted for the title of "Vice President/Chief Financial Officer". Furthermore, effective as of May 1, 2000 your base salary as set forth in paragraph 3 of the Employment Agreement shall be $216,000.

                  On behalf of the Board of Directors of the Company, I would like to express our pleasure at your promotion.

                                          Best regards,

                                          Sincerely,

                                          /s/ Walter B. Fowler
                                          ------------------------------
                                          Walter B. Fowler
                                          Chairman and Chief Executive Officer

Agreed:

/s/  Stephen D. Weaver
----------------------------
Stephen D. Weaver